MERGER AGREEMENT AND PLAN OF REORGANIZATION

THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is dated as of March 10, 2004, by and between ROLFE ENTERPRISES, INC., a Florida corporation ("ROLFE"), and BidGive International, Inc., a Delaware corporation and wholly-owned subsidiary of ROLFE ("BGI").

RECITALS:

        WHEREAS, the Boards of Directors of ROLFE and BGI have each approved the merger of ROLFE into BGI (the "Merger"), pursuant to the Articles of Merger set forth in Exhibit A hereto (the "Florida Certificate") and the Certificate of Ownership and Merger set forth in Exhibit B hereto (the "Delaware Certificate", and collectively with the Florida Certificate, the "Merger Certificates") and the transactions contemplated hereby, in accordance with the applicable provisions of the statutes of the States of Florida and Delaware, which permit such a merger, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

        WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with completion of the Merger.

        NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

THE MERGER

        1.01 The Merger. At the Effective Time (as hereinafter defined), and subject to the terms and conditions of this Agreement and the Merger Certificates, ROLFE will be merged with and into BGI, and BGI will be the Surviving Corporation. The term "Surviving Corporation" appearing in this Agreement denotes BGI after consummation of the Merger. BGI's existence, and all its purposes, powers, and objectives will continue unaffected and unimpaired by the Merger, and as the Surviving Corporation it will be governed by the laws of the State of Delaware and succeed to all of ROLFE's rights, assets, liabilities, and obligations in accordance with the laws of the States of Florida and Delaware. For federal income tax purposes, it is intended that the Merger shall constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

        1.02 Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article VI to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date (the "Closing Date") and at such time and place as the parties hereto may agree. Immediately upon the Closing, the parties will cause the Merger Certificates to be filed with the offices of the Secretaries of State of the States of Florida and Delaware in accordance with the applicable provisions of the statutes of such states. Subject to and in accordance with such laws, the Merger will become effective at the date and time the Merger Certificates are filed with the offices of the Secretaries of State of the States of Florida and Delaware (the "Effective Time").

         1.03 Survival of Assets and Liabilities.

        (a)         All rights and interests of each of ROLFE and BGI in and to every type of property shall be transferred to and vested in the Surviving Corporation by virtue of the Merger without any deed or other transfer. The Surviving Corporation, as of the Effective Time of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by each of ROLFE and BGI immediately prior to the Effective Time of the Merger.

         (b)         After the Effective Time, the Surviving Corporation shall be liable for all liabilities of each of ROLFE and BGI, and all debts, liabilities, obligations and contracts of each of ROLFE and BGI matured or unmatured, whether accrued, absolute, contingent, or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of either ROLFE or BGI, as the case may be, shall be those of and are hereby expressly assumed by the Surviving Corporation and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of either ROLFE or BGI shall be preserved unimpaired.

         1.04 Conversion of Shares in the Merger. Pursuant to the Merger Certificate, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of BGI or ROLFE, each share of common stock, par value $0.001, of ROLFE (the "ROLFE Common Stock") which is issued and outstanding immediately prior to the Effective Time held by shareholders of ROLFE shall be converted into one share of common stock, par value $0.001, of BGI (the "BGI Common Stock"). The shares of BGI Common Stock to be issued pursuant to this Section 1.04 are referred to herein as the "Merger Shares." From and after the Effective Time, no shares of ROLFE Common Stock shall be deemed to be outstanding, and holders thereof shall cease to have any rights with respect thereto, except as provided herein or by law. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever.

         1.05 Cancellation of ROLFE Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of ROLFE Common Stock, all outstanding shares of ROLFE Common Stock shall be cancelled.

        1.06 Stock Certificates. At and after the Effective Time, each holder of shares of ROLFE Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to OTC Corporate Transfer Services Co. (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of BGI Common Stock into which such holder's shares of ROLFE Common Stock were converted pursuant to Section 1.04. At and after the Effective Time, BGI shall be entitled to treat all of the outstanding certificates which prior to that time represented shares of ROLFE Common Stock, and which have not been surrendered for exchange, as evidencing the ownership of the number of whole shares of BGI Common Stock into which the shares of ROLFE Common Stock represented by such certificates have been converted as herein provided, notwithstanding the failure to surrender the certificates representing such interests.

        1.07 Officers, Directors; Bylaws. The officers and directors of ROLFE immediately before the Effective Time shall serve as the officers and directors of the Surviving Corporation as of the Effective Time. The Bylaws of the Surviving Corporation as in effect immediately before the Effective Time shall be the Bylaws of the Surviving Corporation as of the Effective Time.

        1.08 Principal Office. The established offices and facilities of BGI immediately prior to the Merger shall become the established offices and facilities of the Surviving Corporation after the Effective Time.

        1.09 Appraisal Rights. The shareholders of BGI who, except for the application of Section 607.1104 of the Florida Business Corporation Act (the "FBCA"), would be entitled to vote to approve the Merger and who dissent from the Merger pursuant to Section 607.1321 of the FBCA, may be entitled, if they comply with the provisions of the FBCA regarding appraisal rights, to be paid the fair value of their shares of BGI Common Stock.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BGI

        BGI represents and warrants to ROLFE as follows:

        2.01 Organization, Standing and Power. BGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

        2.02 Capital Structure. As of the date of the execution of this Agreement, the authorized capital stock of BGI consists of 20,000,000 shares of $0.001 par value common stock of which 1,000 shares are validly issued and outstanding, and 10,000,000 shares of $0.001 par value preferred stock of which no shares are issued and outstanding. All of such issued shares have been duly authorized and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other right. No shares of common stock or any other securities of BGI are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of BGI. Furthermore, there are no contracts, commitments, understandings, or arrangements by which BGI is or may become bound to issue additional shares of the capital stock of BGI or options, securities or rights convertible into shares of capital stock of BGI. BGI is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. BGI is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of BGI. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of BGI issued prior to the Closing complied with all applicable federal and state securities laws, and to the best knowledge of BGI, no holder of such securities has a right of rescission or has made or threatened to make a claim for rescission or damages with respect thereto.

         2.03 Authority. BGI has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of BGI. No other corporate or shareholder proceedings on the part of BGI are necessary to authorize the Merger, or the other transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ROLFE

ROLFE represents and warrants to BGI as follows:

        3.01 Organization, Standing and Power. ROLFE is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

        3.02 Capital Structure. The capital structure of ROLFE consists of 20,000,000 authorized shares of ROLFE Common Stock, of which 6,257,780 shares of ROLFE Common Stock are issued and outstanding as of the close of business on the date of this Agreement. All outstanding shares of ROLFE Common Stock are validly issued, fully paid and nonassessable. All of the issued and outstanding shares of ROLFE Common Stock were issued in compliance with all applicable securities laws.

        3.03 Authority. ROLFE has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of a majority of all issued and outstanding shares of ROLFE Common Stock which are entitled to vote to approve the Merger, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other board or shareholder proceedings on the part of ROLFE are necessary to authorize the Merger and the other transactions contemplated hereby.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

Covenants of BGI and ROLFE. During the period from the date of this Agreement and continuing until the Effective Time, BGI and ROLFE each agree as to themselves and their related entities that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other parties shall otherwise consent in writing):

        4.01 Ordinary Course. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

        4.02 Dividends; Changes in Stock. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or its outstanding membership units or interests, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock or any of its outstanding membership units or interests.

         4.03 Governing Documents. No party shall amend or propose to amend its organizational charter, bylaws or operating agreement, except as contemplated by this Agreement.

        4.04 Other Actions. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the Conditions Precedent set forth in Article VI not being satisfied.

ARTICLE V

ADDITIONAL AGREEMENTS

        5.01 Legal Conditions to Merger. Each of BGI and ROLFE shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Merger. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by BGI or ROLFE or any of their related entities or subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

        5.02 ROLFE's and BGI's Action. The Board of Directors of each of BGI and ROLFE, by unanimous written consent in lieu of a meeting, have determined that the Merger is fair and in the best interests of each of BGI and ROLFE and its respective shareholders, as the case may be. The Board of Directors of ROLFE, by unanimous written consent in lieu of a meeting, has directed that this Agreement and the Merger be submitted to its shareholders for their adoption and approval and resolved to recommend that its shareholders vote in favor of the adoption of this Agreement and the approval of the Merger.

ARTICLE VI

CONDITIONS PRECEDENT

        6.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any Governmental Entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

        6.02 Conditions to Obligations of BGI. The obligation of BGI to effect the Merger is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by BGI:

        (a) Representations and Warranties. The representations and warranties of ROLFE set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (b) Performance of Obligations of ROLFE. ROLFE shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior the Closing Date.

         (c) Consents. ROLFE shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of BGI, individually or in the aggregate, have a material adverse effect on ROLFE and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. ROLFE shall also have received the approval of the holders of a majority of all issued and outstanding shares of ROLFE Common Stock which are entitled to vote to approve the Merger in accordance with applicable law.

        (d) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of BGI, made in good faith, would make the consummation of the Merger imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against ROLFE, the consequences of which, in the judgment of BGI, could be materially adverse to ROLFE.

        6.03 Conditions to Obligations of ROLFE. The obligation of ROLFE to effect the Merger is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by ROLFE:

        (a) Representations and Warranties. The representations and warranties of BGI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

        (b) Performance of Obligations of BGI. BGI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

        (c) Approval By Shareholders. The holders of not less than a majority of all issued and outstanding shares of ROLFE Common Stock which are entitled to vote to approve the Merger shall have consented to or affirmatively voted in favor of completion of the Merger.

        (d) Consents. BGI shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

        (e) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of ROLFE, made in good faith, would make the consummation of the Merger imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against BGI the consequences of which, in the judgment of ROLFE, could be materially adverse to BGI.

ARTICLE VII

TERMINATION AND AMENDMENT

        7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time:

        (a)         By mutual consent of BGI and ROLFE;

        (b)         By BGI if there has been a material breach of any representation, warranty, covenant or agreement on the part of ROLFE set forth in this Agreement, or by ROLFE if there has been a material breach of any representation, warranty, covenant or agreement on the part of BGI, which breach has not been cured within five business days following receipt by the breaching party of written notice of such breach;

         (c)         By either BGI or ROLFE if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or

         (d)         By either BGI or ROLFE if the Merger shall not have been consummated on or before April 30, 2004.

        7.02 Effect of Termination. In the event of termination of this Agreement by either BGI or ROLFE as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        7.03 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, provided no amendment shall be made which by law requires approval by the shareholders of any party without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        7.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VIII

GENERAL PROVISIONS

         8.01 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time, except with respect to fraudulent breaches thereof, claims for which shall survive the Effective Time.

        8.02 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        8.03 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        8.04 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any state or federal court located in Dallas County, Texas in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

        8.05 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

        8.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, this Merger Agreement and Plan of Reorganization has been signed by the parties set forth below as of the date set forth above.

ROLFE ENTERPRISES, INC.

By: /s/ James P. Walker, Jr.
Name: James P. Walker, Jr.
Title: President

BIDGIVE INTERNATIONAL, INC.

By: /s/ James P. Walker, Jr.

Name: James P. Walker, Jr.

Title: President

EXHIBIT A

FORM OF FLORIDA CERTIFICATE

ARTICLES OF MERGER

ROLFE ENTERPRISES, INC.
a Florida corporation
and
BIDGIVE INTERNATIONAL, INC.
a Delaware corporation

________________________________________________________________________

         Pursuant to the provisions of Section 607.1104 of the Florida Business Corporation Act, as amended (the "FBCA"), and Section 253 of the Delaware General Corporation Law, as amended (the "DGCL"), BidGive International, Inc., a Delaware corporation ("BGI" or the "Surviving Corporation"), and Rolfe Enterprises, Inc., a Florida corporation ("ROLFE"), adopt the following Articles of Merger for the purpose of merging ROLFE with and into BGI with BGI surviving the merger as the Surviving Corporation.

         1.         A Merger Agreement and Plan of Reorganization in the form attached hereto as Annex A (the "Merger Agreement") containing the terms and conditions of the merger of ROLFE with and into BGI (the "Merger") was duly authorized, approved, adopted, certified, executed, and acknowledged by each party thereto by all action required by the laws under which each such entity was formed, incorporated or organized and its constituent documents.

         2.         The approval of the shareholders of BGI is not required pursuant to Section 607.1104 of the FBCA and Section 253 of the DGCL. The Merger Agreement was adopted by the shareholders of ROLFE on April ___, 2004 and by the board of directors of BGI on March 10, 2004.

         3.         The address of the Surviving Corporation's principal office is 3229 Wentwood Drive, Suite 200, Dallas, Texas 75225.

         4.         The Surviving Corporation is deemed to have appointed the Secretary of State of the State of Florida as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of ROLFE.

         5.         The Surviving Corporation has agreed to promptly pay to the dissenting shareholders of ROLFE the amount, if any, to which they are entitled under Section 607.1302 of the FBCA.

         IN WITNESS WHEREOF, the undersigned have caused these Articles of Merger to be executed on ___________ ___, 2004.

Rolfe Enterprises, Inc.	BidGive International, Inc.
By: James P. Walker, Jr., President	By: James P. Walker, Jr., President

ANNEX A

MERGER AGREEMENT

EXHIBIT B

FORM OF DELAWARE CERTIFICATE

CERTIFICATE OF OWNERSHIP AND MERGER
OF PARENT INTO SUBSIDIARY

ROLFE ENTERPRISES, INC.
a Florida corporation
into
BIDGIVE INTERNATIONAL, INC.
a Delaware corporation

(Pursuant to Section 253 of the General Corporation Law of Delaware)

_________________________________________________________________________________

         Rolfe Enterprises, Inc., a Florida corporation (the "Corporation"), does hereby certify:

         FIRST: That the Corporation is incorporated pursuant to the Florida Business Corporation Act.

         SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of BidGive International, Inc., a Delaware corporation ("BGI") incorporated pursuant to the General Corporation Law of the State of Delaware.

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 10th day of March, 2004, determined to merge itself into BGI on the conditions set forth in such resolutions (the "Merger"), and that the Merger has been adopted, approved, certified and acknowledged by the Corporation in accordance with the laws of the State of Florida.

         RESOLVED: That the Corporation merge itself into its subsidiary, BGI, and that BGI assume all of the Corporation's liabilities and obligations;

         FURTHER RESOLVED: That each share of common stock, par value $0.001, of the Corporation which is issued and outstanding as of the effective time of the Merger shall be converted into one share of common stock, par value $0.001, of BGI upon the surrender of any certificates therefor;

         FURTHER RESOLVED: That the President and Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge the Corporation into BGI and for BGI to assume the Corporation's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and to take any and all other actions necessary to effectuate the Merger.

         IN WITNESS WHEREOF, said Rolfe Enterprises, Inc. has caused its corporate seal to be affixed and this certificate to be signed by James P. Walker, Jr., its authorized officer and sole director, this ____ day of _________, 2004.

ROLFE ENTERPRISES, INC.

_______________________________________
James P. Walker, Jr., President, CEO and Secretary